QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

NGL Energy Partners LP
Tulsa, Oklahoma

        We hereby consent to the inclusion in each Prospectus constituting a part of this Registration Statement on Form S-4 of NGL Energy Partners LP of:

  (i)
  our report dated November 3, 2011, with respect to the financial statements of SemStream, LP Non-Residential Division as of December 31, 2010 and 2009 and for the year ended December 31, 2010, and for the one month ended December 31, 2009 (Subsequent to Emergence), and for the eleven months ended November 30, 2009, and for the year ended December 31, 2008 (Prior to Emergence),

  (ii)
  our report dated September 27, 2013, with respect to the consolidated financial statements of Oilfield Water Lines, LP as of December 31, 2012 and for the period from inception (August 6, 2012) to December 31, 2012,

  (iii)
  our report dated September 27, 2013, with respect to the financial statements of High Roller Wells Pearsall SWD No. 1, Ltd. for the period from January 1, 2012 through August 28, 2012,

  (iv)
  our report dated September 27, 2013, with respect to the financial statements of High Roller Wells Karnes SWD No. 1, Ltd. for the period from inception (March 14, 2012) through December 4, 2012,

  (v)
  our report dated September 27, 2013, with respect to and the financial statements of Lotus Oilfield Services, LLC for the period from January 1, 2012 to December 27, 2012.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP
Dallas, TX

December 24, 2014

QuickLinks

  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm